Consent of Independent Certified Public Accountant


     I consent to the users in this Registration Statement on Form SB-2 of my reports dated February 15, 2002 and June 30, 2001, relating to the financial statements of Effective Sport Nutrition Corporation and Effective Sport Nutrition (a proprietorship), respectively, SEC File No. 333-65372, and to the reference to my firm under the caption "Experts" in the Prospectus.


                                        /s/ Tim Quintanilla
                                        ---------------------------------------
                                        A Professional Accountancy Corporation
                                        Laguna Niguel, California

                                        March 19, 2002